Exhibit 99.2

FINANCIAL STATEMENTS

NEOFORCE GROUP, INC.

INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets (unaudited)
Condensed Consolidated Statements of Operations (unaudited)
Condensed Consolidated Statements of Cash Flows (unaudited)
Notes to Condensed Consolidated Financial Statements (unaudited)

NEOFORCE GROUP, INC. AND AFFILIATE

CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited) June 30, 2015	December 31, 2014
Assets
Current assets
Cash	$41,793	$39,192
Accounts receivable	94,009	126,974
Inventory	73,440	60,071

Total current assets	209,241	226,237
Long-term assets
Property and equipment, net	44,166	58,708
Security Deposit	4,000	4,000

Total assets	$257,407	$288,945

Liabilities and shareholder’s/members’ deficit
Current liabilities
Accounts payable	$37,001	$18,912
Accrued liabilities	78,330	80,531
Loan payable	236,000	236,000

Total current liabilities	351,332	335,443

Shareholder’s/Members’ deficit
Common stock, no par value, 100 shares authorized and outstanding	100	100
Retained earnings	469,965	492,530
Controlling interest in NeoForce Innovations	(281,995)	(269,564)

Total controlling shareholder’s equity (deficit)	187,970	222,966
Non-controlling interest in NeoForce Innovations	(281,995)	(269,564)

Total accumulated deficit	(94,025)	(46,598)

Total shareholder’s/members’ deficit	(93,925)	(46,498)

Total liabilities and shareholder’s/members’ deficit	$257,407	$288,945

See accompanying notes to condensed consolidated financial statements

NEOFORCE GROUP, INC. AND AFFILIATE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
Revenue	$390,825	$500,357
Cost of goods sold	185,140	221,685

Gross profit	205,685	278,672
Operating expenses	243,868	254,416

Operating income	(38,182)	24,255
Interest expense	(9,245)	(9,362)

Net income (loss)	$(47,427)	$14,893

Net loss attributable to non-controlling interest	(12,431)	(12,087)

Net income (loss) attributable to controlling interest	$(34,996)	$26,980

See accompanying notes to condensed consolidated financial statements.

NEOFORCE GROUP, INC. AND AFFILIATE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(47,427)	$14,893
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	14,544	14,544
Change in operating assets and liabilities:
Accounts receivable	32,965	(33,316)
Inventory	(13,369)	(3,980)
Accounts payable	18,089	11,175
Accrued liabilities	(2,201)	7,011

Net cash provided by operating activities and net increase in cash	2,601	10,327

Cash, beginning of period	39,192	59,434

Cash, end of period	$41,793	$69,761

Cash paid during the periods for:
Interest	$12,000	$7,500

See accompanying notes to condensed consolidated financial statements.

NEOFORCE GROUP, INC. AND AFFILIATE

JUNE 30, 2015

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1. Description of Business

Neoforce Group, Inc. (“NeoForce”) was incorporated in the State of Delaware on August 1, 2005, and is located in Ivyland, Pennsylvania. NeoForce develops and distributes innovative pulmonary resuscitation solutions for neonates and leverages its technology platform to expand into the broader pediatric and adult markets. NeoForce’s products include the NeoPIP™ Infant T-Piece Resuscitator and the CPRNome Resuscitation Timer. NeoForce made a valid election to be taxed as an S-corporation.

NeoForce Innovations, LLC (“Innovations”) was incorporated in the State of Delaware on November 19, 2007, and is located in Ivyland, Pennsylvania. NeoForce initially owned a 50% member interest, and an unrelated third party owned the remaining 50%. NeoForce transferred its 50% member interest to its one shareholder in 2012. Innovations is treated as a partnership for tax purposes. Innovations was established to design and patent a device (“Ispira”) leveraging NeoForce’s neonatal resuscitation product platform to provide effective rescue breaths to pediatric and adult patients in conjunction with integrated cardiac defibrillators.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position as of June 30, 2015 and results of its operations for the six months ended June 30, 2015 and 2014, and cash flows for the six months ended June 30, 2015 and 2014. The interim results are not necessarily indicative of the results for any future interim period or for the entire year.

The accompanying condensed consolidated financial statements and related financial information should be read in conjunction with the audited financial statements and the related notes thereto for the year ended December 31, 2014 and December 31, 2013.

Principles of Consolidation

The condensed consolidated financial statements have been prepared in accordance with GAAP and include the accounts of NeoForce and its affiliate Innovations, collectively the Company. (See Note 3) All intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Key estimates included in the consolidated financial statements include the allowances for accounts receivable and inventory.

Concentrations

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash at two commercial banks that management believes are of high credit quality. Cash deposited with these commercial banks did not exceed the Federal Deposit Insurance Corporation insurable limit at June 30, 2015 and December 31, 2014.

For the six months ended June 30, 2014, two customers accounted for 28% of the Company’s total revenue and neither had a balance in accounts receivable as of June 30, 2014. For the six months ended June 30, 2015 one customer accounted for 12% of the Company’s revenue and had a balance in accounts receivable representing 17% of the balance as of June 30, 2015.

Accounts Receivable

Accounts receivable as of June 30, 2015 and December 31, 2014 consist of balances due from customers in the normal course of business. The Company did not record an allowance for doubtful accounts as this balance was deemed fully collectible.

Inventory

Inventory as of June 30, 2015 and December 31, 2014 consists of finished goods. Inventory is stated at the lower of cost or market determined under the first-in, first-out (FIFO) method.

Property and Equipment, Net

Property and equipment are stated at cost net of accumulated depreciation and depreciated using the straight-line method over the estimated useful lives of the assets, generally between three and five years. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful life or the term of the lease. Maintenance and repairs are charged to expense as incurred, and improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is reflected in operations in the period realized.

Revenue Recognition

The Company recognizes revenue when all of the following criteria are met:

•	persuasive evidence of an arrangement exists;

•	the sales price is fixed or determinable;

•	collection of the relevant receivable is probable at the time of sale; and

•	delivery has occurred or services have been rendered.

For a majority of sales, where the Company delivers its product to hospitals or medical facilities, the Company recognizes revenue upon delivery, which represents satisfaction of the required revenue recognition criteria. The Company does not offer rights of return or price protection and it has no post-delivery obligations. The Company provides a limited one-year warranty to most customers. Estimated warranty obligations are recorded at the time of sale and to date, warranty costs have been insignificant

Income Taxes

NeoForce has elected S corporation status for federal and state income tax purposes. NeoForce and Innovations are pass-through entities which file income tax returns as an S-corporation and a partnership, respectively. Consequently, taxable income flows through and is taxed to the shareholders/members on their personal income tax returns. Accordingly, no provision for federal or state income taxes is included in the consolidated financial statements.

In accordance with the Financial Accounting Standards Board (“FASB”) guidance on Accounting for Uncertainty in Income Taxes, NeoForce utilizes a two-step approach to recognizing and measuring uncertain tax positions by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. For the years ended December 31, 2014 and 2013, there were no liabilities recorded for unrecognized tax benefits related to tax positions taken in the current period. NeoForce considers many factors when evaluating and estimating its tax position and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes.

In accordance with the FASB guidance, NeoForce has elected to include interest and penalties related to its tax contingencies in income tax expense. There were no accruals for interest and penalties related to uncertain tax positions for the years ended December 31, 2014 and 2013.

NeoForce files U.S. federal tax returns and Pennsylvania state tax returns. The tax years of 2011 through 2014 remain open and subject to examination by the appropriate governmental agencies in the United States and Pennsylvania.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB, and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s consolidated financial position or results of operations upon adoption.

Note 3. Variable Interest Entity

The Company follows FASB Accounting Standards Codification (ASC) 810, Consolidation, relating to consolidation of certain variable interest entities (“VIEs”).

The Company consolidates a VIE in which it is deemed to have a controlling financial interest as a result of having the power to direct the activities that most significantly impact the VIE’s economic performance, and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. If the Company has a controlling financial interest in a VIE, the assets, liabilities, and results of operations of the VIE are included in the Company’s consolidated financial statements.

One of Innovation’s two equity members is the sole shareholder of NeoForce and owns 50% of innovations. Further, NeoForce is the guarantor of Innovation’s long term debt with a financial institution.

The Company’s consolidated financial statements include the accounts and operations of Innovations although it has less than a majority ownership. The Company determined it is the primary beneficiary of Innovations since the Company has the power to direct or cause the direction of activities that most significantly impact the entity on a day-to-day basis. The carrying amounts of the assets and liabilities of Innovations included in the accompanying consolidated financial statements are $25,950 and 589,940, respectively at June 30, 2015 and $34,598 and $573,727, respectively, at December 31, 2014. The assets and liabilities consist primarily of property and balances due to NeoForce (which are eliminated in consolidation), and long term debt with a financial institution. The Company believes its maximum exposure to risk represents the obligations under the loan payable that has an outstanding balance of $236,000 as of June 30, 2015 and is guaranteed by NeoForce.

Note 4. Fair Value of Financial Instruments

The carrying value of the Company’s cash, and receivable, and accounts payable, approximate fair value due to the short-term nature of these items. Based on the borrowing rates currently available to the Company for debt with similar terms and consideration of default and credit risk, the carrying value of the shareholder loan and loan payable approximates their fair value, as of June 30, 2015 and December 31, 2014.

Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value hierarchy defines a three-level valuation hierarchy for disclosure of fair value measurements as follows:

•	Level I	Unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level II	Inputs other than quoted prices included within Level I that are observable, unadjusted quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

•	Level III	Unobservable inputs that are supported by little or no market activity for the related assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Note 5. Property and Equipment, Net

Property and equipment consisted of the following:

	June 30, 2015	December 31, 2014
Furniture and fixtures	$6,511	$6,511
Machinery and Equipment	117,296	117,296
Computer hardware	26,279	26,279
Leasehold improvements	51,937	51,937

	202,024	202,024
Less accumulated depreciation and amortization	(157,858)	(143,315)

Total	$44,166	$58,708

Depreciation expense was $14,544 for each of the six month periods ended June 30, 2015 and June 30, 2014.

Note 6. Shareholder loan

On August 1, 2006 the Company received an advance of $30,000 from a former shareholder of the Company. The loan had an original maturity date of April 1, 2007 and bore an interest rate of 6.25% per annum. The shareholder loan was in default from April 2, 2007 until the outstanding principal and accrued interest were paid in full in July 2014.

Note 7. Current loan payable

In December 2007, Innovations entered into a Seed Capital Funding Agreement (“Agreement”) with Ben Franklin Technology Partners of Southeastern Pennsylvania (“BFTP”) to fund up to $300,000 for verification of clinical indications to support procedural effectiveness, regulatory user fees and costs associated with intellectual property assessments and clinical studies. Innovations borrowed $236,000 under the terms of the Agreement at a rate of 8% per annum with the aggregate principal and accrued interest due and payable on December 31, 2013.

As additional compensation for BFTP entering into the Agreement, Innovations issued a warrant to BFTP. The warrant had a term of nine years. The warrant was exercisable into an equity interest in Innovations based on a formula that would be determined and contingent on the pricing of subsequent issuances of equity interests by Innovations. There have been no issuances of equity interests by Innovations since inception of the Agreement and therefore the Company has determined that the warrant had an immaterial fair value as of June 30, 2015 and December 31, 2014.

During December 2011, the Company entered into a consent and waiver agreement with BFTP which provided for NeoForce to subordinate its loan to Innovations and for NeoForce to become a guarantor of the debt Agreement between BFTP and Innovations. The principal balance due pursuant to the Agreement is $236,000 as of June 30, 2015 and December 31, 2014. Accrued interest of $77,494 and $73,874 are included in accrued expenses on the balance sheets as of June 30, 2015 and December 31, 2014, respectively.

Starting on June 28, 2013, and ending on July 8, 2015, the Company made interest payments on a monthly basis of $2,500, which totaled $57,000 over that period. No principal payments were made during this period. The original loan balance plus accrued interest was settled and paid in full on September 8, 2015.

The BFTP loan was in default as of the year ended December 31, 2014 and the six months ended June 30, 2015 and was classified as a current liability on the balance sheets. The BFTP loan balance and accrued interest was paid in full in September 2015.

Note 8. Commitments

Facility Leases

The Company leases office space under a month to month leasing arrangement. Total rent expense was $12,617 for each of the six months periods ended June 30, 2015 and June 30, 2014.

Note 9. Subsequent Events

On September 4, 2015, Innovations entered into an Intellectual Property Assignment Agreement with NeoForce, in which it assigned, transferred and conveyed to NeoForce all of its rights, title and interest to its intellectual property rights, including the patents.

On September 8, 2015, the Company entered into an Asset Purchase Agreement with NeoForce Acquisition, Inc., a wholly owned subsidiary of Capnia, Inc. to sell substantially all of its assets, in exchange for an upfront payment of $1.0 million and royalties on future sales. The assets sold consisted primarily of tangible assets, customer contracts and patents.

The Company repaid all principal and accrued interest due on the outstanding BFTP loan payable on September 8, 2015.